Exhibit 99.14.a

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated December 27, 2024, with respect to the financial statements and financial highlights of abrdn Asia-Pacific Income Fund, Inc. and abrdn Global Income Fund, Inc., incorporated herein by reference, and to the references to our firm under the headings “Financial Highlights” and “Senior Securities” in the Proxy Statement/Prospectus and “Independent Registered Public Accountant” and “Financial statements and Supplemental Financial Information” in the Statement of Additional Information.

/s/ KPMG LLP

Columbus, Ohio
December 29, 2025